UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2025, Matthews International Corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Truist Securities, Inc., in its capacity as sales agent (the “Sales Agent”), under which the Company may offer and sell, from time to time, through and to the Sales Agent, up to 1,250,000 shares (the “Shares”) of the Company’s Class A Common Stock (the “Common Stock”). Any Shares sold under the Equity Distribution Agreement will be issued under the automatic registration statement on Form S-3 (File No. 333-285712) that the Company filed with the Securities and Exchange Commission (“SEC”) on March 11, 2025, the base prospectus filed as part of such registration statement and a prospectus supplement, dated March 11, 2025, to be filed by the Company with the SEC.

The Company is not obligated to sell any Shares under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use commercially reasonable efforts consistent with their normal trading and sales practices to sell Shares from time to time based upon the Company’s instructions, including the maximum number of Shares to be issued on a daily basis or otherwise as agreed with the Sales Agent, and the minimum price per share at which such Shares may be sold. Subject to the terms and conditions of the Equity Distribution Agreement, sales of the Shares may be made at market prices in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Select Market (“Nasdaq”), the existing trading market for the Common Stock. The Sales Agent will not engage in any prohibited stabilizing transactions with respect to the Common Stock. The Sales Agent’s obligation to sell Shares under the Equity Distribution Agreement is subject to satisfaction of certain customary closing conditions for transactions of this nature.

Except as otherwise agreed, the Company will pay the Sales Agent a commission of up to 2.50% of the gross sales price of the Shares sold under the terms of the Equity Distribution Agreement. The Company has agreed to provide the Sales Agent with customary indemnification and contribution rights.

The Equity Distribution Agreement may be terminated by the Sales Agent as to its obligations under the Equity Distribution Agreement or by the Company at any time upon notice to the other parties.

The foregoing description is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Equity Distribution Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Equity Distribution Agreement, dated March 11, 2025, by and among Matthews International Corporation and Truist Securities, Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer

Date: March 11, 2025